UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2024

VEEA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40218	98-1577353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 E. 83rd Street, New York, NY	10028
(Address of principal executive offices)	(Zip Code)

(212) 535-6050

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VEEA	The Nasdaq Stock Market LLC
Warrants,each exercisable for one share of Common Stock at a price of $11.50, subject to adjustment	VEEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2024, Veea Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “ELOC Purchase Agreement”) with White Lion Capital, LLC (“White Lion). Pursuant to the ELOC Purchase Agreement, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $25.0 million in aggregate gross purchase price of newly issued common stock of the Company (the “Company”).

Subject to the satisfaction of certain customary conditions including, without limitation, the effectiveness of a resale registration statement (the “Registration Statement”) registering the resale of the shares issuable pursuant to the ELOC Purchase Agreement, the Company’s right to sell shares to White Lion commenced on the date of the execution of ELOC Purchase Agreement and extends until (i) 24 months from the date of execution of the ELOC Purchase Agreement (the “Commitment Period”).

During the Commitment Period, subject to the terms and conditions of the ELOC Purchase Agreement, the Company may exercise its right to sell its Common Stock. The Company may deliver a Regular Purchase Notice (as such term is defined in the ELOC Purchase Agreement), pursuant to which the Company can require White Lion to purchase shares of Common Stock and opt for the purchase price per share to be (i) 98% of the lowest daily VWAP during the three consecutive business days after notice is delivered (“Regular Purchase Price Option 1”) or (ii) 96.5% of the daily VWAP on the day notice is delivered (“Regular Purchase Price Option 2”). The number of shares that the Company can require White Lion to purchase pursuant to a Regular Purchase Notice is subject to a limit of the lesser of:

●	$2.0 million divided by the closing sale price of the Common Stock on the day prior to the day notice is delivered (the “Fixed Limit”);

●	100% of Average Daily Trading Volume (as such term is defined in the ELOC Purchase Agreement) for Regular Purchase Price Option 1, or 50% of Average Daily Trading Volume for Regular Purchase Price Option 2; and

●	a dollar amount equal to the quotient of (x) the product of (i) the Average Daily Trading Volume prior to the effectiveness of the Registration Statement (the “Effective Date”), (ii) the closing price on the Effective Date and (iii) 100% for Regular Purchase Price Option 1 and 50% for Regular Purchase Price Option 2 and (y) the closing price on the day prior to the day notice is delivered.

The Company may also deliver a Rapid Purchase Notice (as such term is defined in the ELOC Purchase Agreement), pursuant to which the Company may require White Lion to purchase shares of Common Stock at a purchase price per share equal to the lowest traded price of the Common Stock on the date that the notice is delivered. The number of shares that the Company can require White Lion to purchase pursuant to a Rapid Purchase Notice is subject to the Fixed Limit.

No purchase notice shall result in White Lion beneficially owning (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder) more than 4.99% (subject to increase, in the sole discretion of White Lion, to 19.99%) of the number of shares of Common Stock outstanding immediately prior to the issuance of Common Stock issuable pursuant to a purchase notice.

The Company has the right to terminate the ELOC Purchase Agreement in the event of a material breach of the ELOC Purchase Agreement by White Lion, or upon three business days’ notice to White Lion following the six-month anniversary of the execution of the ELOC Purchase Agreement. The ELOC Purchase Agreement also automatically terminates upon the earlier of (i) the end of the Commitment Period and (ii) the date that the Company commences a voluntary bankruptcy proceeding, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

In consideration for the commitments of White Lion, as described above, the Company has agreed that it will issue to White Lion an amount of Common Stock equal to $25,000 divided by the average VWAP of the Common Stock 10 days prior to the the earlier of (i) the business day prior to the effectiveness of the Registration Statement or (ii) the business day prior to the date that White Lion delivers a written request to the Company for such shares (the “Commitment Shares”). The Commitment Shares will be fully earned by White Lion regardless of termination of the ELOC Purchase Agreement.

Concurrently with the ELOC Purchase Agreement, the Company entered into a related Registration Rights Agreement (the “RRA”) with White Lion, pursuant to which the Company agreed to file, within 30 days following the execution of the ELOC Purchase Agreement, the Registration Statement with the SEC covering the resale by White Lion of the number of shares determined appropriate by the Company and permitted to be included therein in accordance with applicable SEC rules, regulations and interpretations and the Commitment Shares. The RRA also contains usual and customary damages provisions for failure to file and failure to have the Registration Statement declared effective by the SEC within the time periods specified therein.

The ELOC Purchase Agreement and the RRA contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the ELOC Purchase Agreement and the RRA are qualified in their entirety by reference to the full text of the ELOC Purchase Agreement and the RRA, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The offer and sale of the Common Stock pursuant to the ELOC Purchase Agreement have not been registered under the Securities Act or any state securities laws. The Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Common Stock described herein or therein.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit Number	Description
10.1	Common Stock Purchase Agreement, dated as of December 2, 2024, by and between White Lion Capital, LLC and Veea Inc.
10.2	Registration Rights Agreement, dated as of December 2, 2024, by and between White Lion Capital, LLC and Veea Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2024	Veea Inc.

	By:	/s/ Allen Salmasi
	Name:	Allen Salmasi
	Title:	Chief Executive Officer

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